CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Aero Marine Engine, Inc., Carlyle Financial Consulting Group Consulting Fee Agreement of our report dated October 13, 2003 with respect to our audit of the financial statements of Aero Marine Engine, Inc. included in its Annual Report on Form 10-KSB as of June 30, 2003 and for the period December 30, 2002, (date of inception) to June 30, 2003, filed with the Securities and Exchange Commission.

                                                   /s/ EPSTEIN, WEBER & CONOVER, P.L.C.

Scottsdale, Arizona
September 2, 2004